Exhibit 99.1

Butamax and Gevo Enter Into Global Patent Cross-License and Settlement Agreements to Accelerate Development of Markets for Bio-Based Isobutanol and End All Litigation

ENGLEWOOD, Colo., Aug. 24, 2015 (GLOBE NEWSWIRE) — Gevo, Inc. (NASDAQ: GEVO) and Butamax Advanced Biofuels, LLC, a joint venture between BP and DuPont, announced that they have entered into worldwide patent cross-license and settlement agreements, ending a patent dispute related to technologies for the production of bio-based isobutanol. This settlement ends all of the lawsuits and creates a new relationship between the companies, aimed at leveraging each other’s strengths and accelerating development of competitive supply for bio-based isobutanol.

The cross-license agreement grants both parties patent licenses to all fields for isobutanol and is structured to develop robust and sustainable isobutanol markets. The license will be royalty bearing for Butamax in certain fields and royalty bearing for Gevo in other fields. There are also a number of fields that are royalty-free for both companies. Both parties can sell up to 30 million gallons per year royalty-free into any field.

The accompanying Factsheet provides further details of the cross-license and settlement agreements.

Butamax will take the lead role in developing the market for isobutanol as an on-road gasoline blendstock. This will include progressing ongoing programs to gain required EPA approvals for mainstream use of 16% isobutanol as a gasoline blend component. Butamax has also conducted joint research with Underwriters Laboratories (UL), which has demonstrated that these blends can be used safely in fuel storage and dispensing equipment meeting current UL standards. It is expected that UL’s guidance will clear the way for state government agencies to consider and approve the dispensing of biobutanol-gasoline fuel blends in the U.S.

In parallel, Gevo will lead development of the jet fuel market. Gevo has been producing and selling alcohol-to-jet fuel (ATJ) derived from isobutanol since 2011. To date, Gevo’s ATJ has been produced at its demo biorefinery in Silsbee, TX, using isobutanol produced at its Luverne, MN, fermentation facility. The company has successfully flown tests flights with the U.S. Air Force, U.S. Army, and U.S. Navy and now expects to secure the MIL-SPEC certification (JP-8 and JP-5) enabling bids on future RFPs for renewable jet fuel by the Defense Logistics Agency. Gevo also intends to begin test flights with the commercial aviation industry, including Alaska Airlines, following receipt of ASTM International certification, expected before the end of 2015.

While Butamax and Gevo have cross-licensed all of their patents for making and using isobutanol, both parties will have their own biocatalyst and process technologies. Both Butamax and Gevo are free to license their respective technology packages to third parties. A third party licensee would be granted a sub-license, and would be subject to terms and conditions that are consistent with the cross-license between Butamax and Gevo.

“We are very pleased to have reached this amicable and fair settlement. Setting up the marketing relationships, as we have done, brings to bear the capabilities of each of the companies,” said Dr. Patrick Gruber, Gevo’s Chief Executive Officer. “We very much look forward to developing a very large, growing and profitable isobutanol market in conjunction with Butamax.”

“The aim of these agreements is to accelerate development of markets for bio-based isobutanol,” commented Butamax Chief Executive Officer Paul Beckwith. “This will create exciting opportunities for ethanol producers to expand their businesses by becoming isobutanol producers, at the same time enabling the most competitive isobutanol supply for customers.”

Both parties have agreed to keep all details relating to these agreements confidential, other than what is disclosed in this press release and the attachment, or is otherwise required to be disclosed by law.

About Butamax

Butamax™ Advanced Biofuels, LLC was formed to develop and commercialize biobutanol as a next generation renewable biofuel and chemical. The company benefits from the synergy of DuPont’s proven industrial biotechnology experience and BP’s global fuels market knowledge. Butamax’s proprietary technology offers a cost-advantaged manufacturing process for isobutanol with value from field to end use. For more information, visit www.butamax.com.

Butamax™ is a trademark of Butamax™ Advanced Biofuels, LLC.

About Gevo

Gevo is a leading renewable technology, chemical products, and next generation biofuels company. Gevo has developed proprietary technology that uses a combination of synthetic biology, metabolic engineering, chemistry and chemical engineering to focus primarily on the production of isobutanol, as well as related products from renewable feedstocks. Gevo’s strategy is to commercialize biobased alternatives to petroleum-based products to allow for the optimization of fermentation facilities’ assets, with the ultimate goal of maximizing cash flows from the operation of those assets. Gevo produces isobutanol, ethanol and high-value animal feed at its fermentation plant in Luverne, Minn. Gevo has also developed technology to produce hydrocarbon products from renewable alcohols. Gevo currently operates a biorefinery in Silsbee, Texas, in collaboration with South Hampton Resources Inc., to produce renewable jet fuel, octane, and ingredients for plastics like polyester. Gevo has a marquee list of partners including The Coca-Cola Company, Toray Industries Inc. and Total SA, among others. Gevo is committed to a sustainable bio-based economy that meets society’s needs for plentiful food and clean air and water.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, statements related future demand for the licensing of Gevo’s isobutanol technology, the future market for isobutanol, the receipt and timing of ASTM and MIL-SPEC certifications, the use of Gevo’s ATJ by commercial airlines, the receipt of EPA approvals for using isobutanol as a gasoline blendstock and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Gevo and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Gevo undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although Gevo believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Gevo in general, see the risk disclosures in the Annual Report on Form 10-K of Gevo for the year ended December 31, 2014, as amended, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Gevo.

Factsheet: Butamax and Gevo Patent Cross-License and Settlement Agreements

•	Butamax and Gevo have agreed to global settlement and cross license agreements resolving the ongoing intellectual property dispute and all current district court litigations will be dismissed by the parties.
•	Under the agreements Butamax and Gevo have licensed all of their respective patents to each other, with rights to sub-license their respective technologies.
•	Both parties are free to sell up to 30 million gallons per year royalty-free into any field, after which, certain fields bear royalties per the following table:

Licensed Fields [1]	“Lead” Party [2]	Royalty

On-Road Gasoline Blendstocks	Butamax	• Gevo and its sub-licensees to pay Butamax a royalty

Jet (ATJ)	Gevo	• Butamax and its sub-licensees to pay Gevo a royalty

Marine Gasoline Blendstocks, Retail Packaged Fuels, Para-xylene	Neither	• Butamax and its sub-licensees to pay Gevo a royalty

Chemical Isobutylene Applications	Neither	• Gevo and its sub-licensees to pay Butamax a royalty

Off-Road Gasoline Blendstocks, Isooctane, Diesel, Solvents	Neither	• No royalty to be paid by either party

Notes:

1.	Covers key fields of use for isobutanol. The definitive agreements more specifically define the fields of use for isobutanol.
2.	The “lead” party will be responsible for progressing required approvals and managing the marketing and distribution of the other party’s isobutanol in the respective fields.

•	The parties have agreed to leverage each other’s regulatory approval and market development activities in order to accelerate the pace of market growth and to reduce duplication. Specifically:
¡	Butamax will focus on gaining required approvals to support direct blending of bio-based isobutanol into on-road automotive gasoline, and is expected to market isobutanol for this application on behalf of both Butamax and Gevo.
¡	Gevo will focus on gaining required approvals to support use of renewable ATJ made from bio-based isobutanol, and is expected to market isobutanol for this application on behalf of both Gevo and Butamax.
•	The licensing technology packages offered by Butamax and Gevo will differ at least as follows:
¡	The parties will not exchange or utilize each other’s proprietary microorganisms.
¡	The parties’ proprietary microorganisms will utilize different enzymes in the biobutanol pathway.
¡	The parties’ process engineering designs will include different product recovery systems.

CONTACT:	Media Contact
Karen Freedman / David Rodewald
The David James Agency, LLC
+1 805-494-9508
gevo@davidjamesagency.com

Investor Contact
Mike Willis
Gevo, Inc.
+1 720-267-8636
mwillis@gevo.com